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Rise Gold Announces Results from Annual General Meeting

January 31, 2023 - Grass Valley, California - Rise Gold Corp. (CSE: RISE, OTCQX: RYES) (the "Company") announces that all proposed resolutions were passed at the Company's annual general meeting of shareholders held today's date. Benjamin Mossman, Thomas Vehrs, Larry Lepard, John Proust, and Murray Flanigan were all elected as directors of the Corporation for the coming year and Davidson & Company LLP were re-appointed as auditors of the Corporation for the ensuing year.

About Rise Gold Corp.

Rise Gold is an exploration-stage mining company incorporated in Nevada, USA. The Company's principal asset is the historic past-producing Idaho-Maryland Gold Mine located in Nevada County, California, USA.

On behalf of the Board of Directors:

Benjamin Mossman

President, CEO and Director

Rise Gold Corp.

For further information, please contact:

RISE GOLD CORP.

Suite 215, 333 Crown Point Circle

Grass Valley, CA 95945

T: 530.433.0188

info@risegoldcorp.com

www.risegoldcorp.com

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